EXHIBIT 99(a)
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                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)

                                                                                   (2)
                                                                     (1)         Charged                     Changes
                                                    Balance at    Charged to     to other                     due to      Balance at
                                                    beginning     costs and      accounts     Deductions   acquisitions     end of
                       Description                  of period      expenses     (describe)    (describe)  or dispositions   period
                       -----------                  ----------    ----------    ----------    ----------    ----------    ----------
For the year ended December 31, 1998
   Allowances deducted from assets
   Accounts receivable (for doubtful receivables)   $      985           433          --            (443)(a)      --             975
   Inventory (primarily for obsolescence)                2,903           627          --          (1,889)(b)      --           1,641

For the year ended December 31, 1999
   Allowances deducted from assets
   Accounts receivable (for doubtful receivables)   $      975           931          --            (261)(a)       131(c)      1,776
   Inventory (primarily for obsolescence)                1,641           879          --            (328)(b)     1,196(c)      3,388

For the year ended December 31, 2000
   Allowances deducted from assets
   Accounts receivable (for doubtful receivables)   $    1,776         1,464          --          (1,393)(a)        12(d)      1,859
   Inventory (primarily for obsolescence)                3,388           797          --          (1,011)(b)      (820)(d)     2,354


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   (a) Primarily accounts written off, net of recoveries
   (b) Primarily obsolete parts written off
   (c) Primarily due to the purchase of EFI, the sale of Romac and the shutdown of McKenica.
   (d) Primarily due to the purchase of TAT, PCM and the transfer of McKenica balances with the sale of the "Automotive Businesses"